Miramar Labs, Inc. ® Reports Record Second Quarter
2016 Financial Results

Highlights:
- Second quarter revenue of $7.4 million, up 47% year-over-year
- Year-to-date revenue of $11.7 million, up 46% year-over-year
- Shipped record number of miraDry® systems and consumables in the second quarter
- Completed an Alternative Public Offering (APO)

SANTA CLARA, Calif., — August 11, 2016 — Miramar Labs, Inc., (OTCQB: MRLB), a global aesthetic company, announced today financial results for the second quarter ended June 30, 2016.

Michael Kleine, President and Chief Executive Officer of Miramar Labs, said, "We continue to see very strong momentum in our business in the second quarter as we drive adoption of our technology with the placement of miraDry systems worldwide. We shipped a record number of capital systems and our high margin bioTip consumables for a second consecutive quarter. Our global installed base is approximately 800 systems. We believe the increasing awareness of the miraDry procedure bodes well for our future growth, as our installed base is less than 5% penetrated in the U.S. market. We also have a significant expansion opportunity in our international markets.”

Mr. Kleine added, “Our products have been used in more than 70,000 treatments, which represents a very small fraction of the estimated 220 million people globally who suffer from excessive, uncontrollable sweating. We are targeting a meaningful segment of the $18 billion global antiperspirant and deodorant market.”

During the quarter, Miramar Labs announced its successful completion of the reverse merger, with the combined entity focused on the miraDry system, which delivers microwave energy to non-invasively destroy sweat and odor glands in the underarm. Miramar Labs is trading on the OTC Markets under the symbol “MRLB”. Concurrently with the APO, Miramar Labs also completed a private placement with gross proceeds to date of approximately $9.9 million from the issuance and sale of approximately 2.0 million shares of its common stock. Proceeds from the private placement will be used to support the ongoing commercialization of the miraDry system, for the development and clinical studies related to products targeted for new indications, and for general corporate purposes, including working capital. In addition, the company announced it has entered into a distribution agreement with MEHECO, as its partner selling miraDry in China.

Mr. Kleine concluded, “The strategic improvements we made to strengthen our sales organization, including the addition of representatives focused solely on driving good clinical outcomes and greater procedure growth, have generated early success. Our new aesthetic messaging positioning miraDry as a lifestyle procedure is also being well received by physicians and patients. Finally, our improved treatment protocol, which simplifies the procedure and improves its value, is generating positive feedback from physicians and continued strong patient satisfaction. The measurable success of these initiatives give us confidence in our ability to deliver compelling and sustained revenue growth.”

Financial Results

Total revenue in the second quarter of 2016 was $7.4 million, a 47% increase compared to $5.1 million in the second quarter of 2015. For the six months ending June 30, 2016, revenue totaled $11.7 million, a 46% increase compared to $8.0 million for the six months ending June 30, 2015. This was reflective of very strong sales of both capital systems and consumables.

Cost of product revenue was $3.4 million and $5.4 million in the three and six months ending June 30, 2016 as compared to $2.7 million and $4.0 million in the three and six months ending June 30, 2015. Total gross margin in the second quarter of 2016 was $4.0 million, representing 54% of revenue, compared to $2.4 million, representing 48% of revenue, in the same period in 2015. Gross margin for the six months ending June 30, 2016 was $6.3 million, representing 54% of revenue, compared to $4.0 million, representing 50% of revenue for the same period in 2015.

Total operating expenses for the three and six months ending June 30, 2016, were $5.8 million and $11.1 million, compared to $5.7 million and $11.6 million for the same periods in 2015. For both the three and six months ending June 30, 2016, higher sales and G&A expenses were offset by lower R&D expense for the same periods.

Net loss for the three and six months ending June 30, 2016 was $(9.8) million, or $(4.10) per share, and $(13.1) million or $(9.42) per share respectively. In the second quarter, the company recorded a one-time non-cash charge of $8.1 million for the loss on the conversion of debt associated with the financing. The non-GAAP loss for the three and six months ending June 30, 2016 was $(1.7) million or $(0.72) per share and $(5.0) million or $(3.61) per share, compared to a loss of $(3.5) million and $(8.0) million for the three and six months ending June 30, 2015.

Miramar Labs had total cash and cash equivalents of $8.7 million at June 30, 2016.

Use of Non-GAAP Financial Measure:
Miramar Labs has supplemented its GAAP net loss with a non-GAAP measure of net loss. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of Miramar Labs, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of GAAP net loss to non-GAAP net loss in the most directly comparable GAAP measure is provided in the schedule below. GAAP net loss is the most directly comparable measure to non-GAAP net loss.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measure used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Miramar Lab's consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measure provided in the schedule below.

About Miramar Labs:

Miramar Labs, Inc. is a global medical device company dedicated to bringing innovative and clinically proven applications to treat unmet needs in the aesthetic marketplace. Supported by rigorous clinical research, Miramar Labs is focused on addressing aesthetic medical conditions for which there are significant unmet clinical needs. The company’s first priority is the treatment of bothersome underarm sweat, an issue that hundreds of millions of people deal with daily. The miraDry procedure has an established safety and efficacy profile with over 70,000 patients treated worldwide. Physicians and patients are encouraged to visit www.miramarlabs.com or www.miradry.com for additional information.

Forward Looking Statements:
This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to expansion opportunities, revenue generation, anticipated uses of proceeds from the private placement and business and product development plans. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue our business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the miraDry system, competition in the industry in which we operate and overall market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should review all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC, which are available at www.sec.gov.

Contact:
Investors:
Brigid Makes
Sr. Vice President & Chief Financial Officer
Phone: 408.579.8700
Email: investors@miramarlabs.com

Nick Laudico or Zack Kubow
The Ruth Group
646-536-7030 / 7020
nlaudico@theruthgroup.com
zkubow@theruthgroup.com

Media/Other:
Robert Ellis
Vice President of Global Marketing Miramar Labs
Phone: 408-579-8706
Email: info@miramarlabs.com

Chris Hippolyte
The Ruth Group
646-536-7023
chippolyte@theruthgroup.com

MIRAMAR LABS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$7,444,698	$5,068,646	$11,732,031	$8,029,079
Cost of revenue	3,394,782	2,657,860	5,423,339	4,002,941
Gross margin	4,049,916	2,410,786	6,308,692	4,026,138
Operating expenses:
Research and development	823,405	1,280,989	1,744,993	2,749,340
Selling and marketing	3,503,263	3,117,497	6,526,272	6,244,210
General and administrative	1,507,256	1,267,049	2,845,252	2,594,387
Total operating expenses	5,833,924	5,665,535	11,116,517	11,587,937
Loss from operations	(1,784,008)	(3,254,749)	(4,807,825)	(7,561,799)
Interest income	2,589	1,647	3,729	3,787
Interest expense	(347,299)	(262,279)	(663,047)	(543,818)
Loss on debt conversion	(8,062,001)	—	(8,062,001)	—
Other income, net	422,722	11,473	448,076	76,852
Net loss before provision for income taxes	(9,767,997)	(3,503,908)	(13,081,068)	(8,024,978)
Provision for income taxes	—	—	(1,525)	(1,425)
Net and comprehensive loss	(9,767,997)	(3,503,908)	(13,082,593)	(8,026,403)
Accretion of redeemable convertible preferred stock	—	(30,097)	—	(43,117)
Net loss attributable to common stockholders	$(9,767,997)	$(3,534,005)	$(13,082,593)	$(8,069,520)
Weighted-average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	2,380,134	385,271	1,389,322	385,271
Net loss per share attributable to common stockholders, basic and diluted	$(4.10)	$(9.17)	$(9.42)	$(20.95)
Non GAAP
GAAP net loss attributable to common stockholders	$(9,767,997)	$(3,534,005)	$(13,082,593)	$(8,069,520)
Loss on debt conversion	(8,062,001)	—	(8,062,001)	—
Non GAAP net loss attributable to common stockholders	$(1,705,996)	$(3,534,005)	$(5,020,592)	$(8,069,520)
Weighted-average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	2,380,134	385,271	1,389,322	385,271
Non GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.72)	$(9.17)	$(3.61)	$(20.95)

MIRAMAR LABS, INC.
Condensed Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$8,653,227	$2,642,509
Accounts receivable, net	4,176,278	2,683,053
Inventories	4,210,940	4,791,741
Prepaid expenses and other current assets	816,157	290,481
Total current assets	17,856,602	10,407,784
Property and equipment, net	904,439	1,211,129
Restricted cash	295,067	295,067
Other noncurrent assets	19,560	11,860
TOTAL ASSETS	$19,075,668	$11,925,840
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable, net of discount	$9,962,979	$10,829,375
Accounts payable	1,661,189	1,288,107
Accrued and other current liabilities	4,264,322	3,572,441
Deferred revenue	251,038	739,786
Total current liabilities	16,139,528	16,429,709
Warrant liability	31,680	499,616
Deferred rent, noncurrent	96,712	112,065
Capital lease payable, noncurrent	6,737	16,865
TOTAL LIABILITIES	16,274,657	17,058,255
Commitments and contingencies
Redeemable convertible preferred stock, $.001 par value - 40,000,000 shares authorized and 2,826,981 shares issued and outstanding at December 31, 2015 (Liquidation preference of $61,179,942). No shares outstanding at June 30, 2016	—	61,179,942
Stockholders’ equity (deficit):
Series A convertible preferred stock, $0.001 par value - 2,100,000 shares authorized and 147,864 shares issued and outstanding at December 31, 2015 (Liquidation preference of $2,000,000). No shares outstanding at June 30, 2016	—	148
Series B convertible preferred stock, $0.001 par value - 9,000,000 shares authorized and 589,784 shares issued and outstanding at December 31, 2015 (Liquidation preference of $14,359,244). No shares outstanding at June 30, 2016	—	590
Common stock, $0.001 par value - 105,000,000 and 100,000,000 shares authorized and 9,182,434 and 398,540 shares issued and outstanding at June 30, 2016 and December 31, 2015	9,182	399
Additional paid-in capital	109,321,550	27,133,634
Accumulated deficit	(106,529,721)	(93,447,128)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	2,801,011	(66,312,357)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$19,075,668	$11,925,840